UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated Purchase and Sale Agreement - Hampton Inn Seaport

On January 23, 2007, Hersha Hospitality Trust (“Hersha”) filed a Current Report on Form 8-K disclosing that Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha, entered into a Purchase and Sale Agreement (the “Original Seaport Agreement”) with each of BCM, LLC, a New York limited liability company (“BCM”), the owner of fifty percent of the land and improvements of the Hampton Inn situated at 320 Pearl Street, New York, New York (the “Hampton Inn”) and HPS Seaport, LLC a New York limited liability company (“HPS”), the owner of fifty percent of the land and improvements of the Hampton Inn, to acquire 100% of the land and improvements of the Hampton Inn. In conjunction with the closing of this transaction, on February 1, 2007 the parties entered into an Amended and Restated Purchase and Sale Agreement (the “Amended Seaport Agreement”) that supercedes the Original Seaport Agreement.

The Amended Seaport Agreement includes all the material terms of the Original Seaport Agreement with the exception that the Amended Seaport Agreement (i) replaces HHLP as the purchaser of the membership interests of each of BCM and HPS with SEAPORT HOSPITALITY LLC, a New York limited liability company (“Seaport LLC”) and a wholly owned subsidiary of HHLP; (ii) includes a provision requiring the payment of the cash portion of the purchase price in the form of a note payable and (iii) provides the formula followed in determining the value of any limited partnership units in HHLP to be issued as consideration in the transaction, each of which is described in more detail in Item 2.01 below.

The preceding description of the material terms of the Amended Seaport Agreement is qualified in its entirety by reference to the terms of the actual Amended Seaport Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Hampton Inn Seaport

On February 1, 2007, Seaport LLC, a subsidiary of HHLP, closed on the acquisition of 100% of the membership interests in each of BCM, the owner of fifty percent of the land and improvements of the Hampton Inn and HPS, the owner of fifty percent of the land and improvements of the Hampton Inn, to acquire 100% of the land and improvements of the Hampton Inn.

The purchase price for the membership interests in each of BCM and HPS was approximately $27.6 million, which included the assumption of a three year interest only first mortgage of approximately $19.3 million, bearing interest at 6.36% per annum. The balance of the purchase price was paid in the form of a note payable in the amount of approximately $8.2 million and the issuance of 15,016 limited partnership units of HHLP valued at approximately $167,500. The note is payable within seven days of demand for payment by the noteholder, or if no such demand is made, the note is due one year from issuance and accrues interest at rate of 8.0% per annum. The limited partnership units were valued at $11.15 per unit which was determined by utilizing the five day volume weighted average closing price of Hersha’s Priority Class A Common Stock for the five trading days beginning on January 25, 2007 and ending on January 31, 2007.

The members of each of BCM and HPS are Shree Associates (“Shree”), Kunj Associates (“Kunj”), Shanti III Associates (“Shanti”), Devi Associates (“Devi”), Trust FBO Neil H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Neil”), Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Jay”) and David L. Desfor (“Desfor” and collectively with Shree, Kunj, Shanti, Devi, FBO Neil, FBO Jay, the “Seaport Sellers”).

Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer, is the manager of one of the Seaport Sellers, Shree. K.D. Patel, a Trustee of Hersha Hospitality Trust, is the manager of one of the Seaport Sellers, Shanti. Jay H. Shah, our Chief Executive Officer, is the beneficiary of and a trustee of one of the Seaport Sellers, FBO Jay. Neil H. Shah, our President and Chief Operating Officer, is the beneficiary of and a trustee of one of the Seaport Sellers, FBO Neil. David L. Desfor is the Treasurer of Hersha. Kiran P. Patel, our corporate secretary, is the manager of one of the Seaport Sellers, Kunj. Bharat C. Mehta, a Director of Hersha Hospitality Management LP (“HHMLP”), is the general partner of one of the Seaport Sellers, Devi. Each of Hasu P. Shah, Jay H. Shah, Neil H. Shah, K.D. Patel, Kiran P. Patel and David Desfor also own interests in HHLP. Each of these trustees and executive officers, respectively, received a portion of the proceeds of the transaction. As a related party transaction, the transaction was approved by all of our independent trustees.

Acquisition of Holiday Inn Express Manhattan Madison Square

Also on February 1, 2007, HHLP closed on the acquisition of a 50% interest in the Holiday Inn Express Manhattan Madison Square situated at 29th Street and 8th Avenue, New York, New York (the “Holiday Inn Express”). HHLP acquired 100% of the interests of H. Metro Delaware, LLC, (the “LLC”) that owns a 50% interest in the joint venture that holds a lease to operate the Holiday Inn Express. Under the terms of the lease (which expires in October 2031), the joint venture makes lease payments to the land owner in amounts necessary to satisfy the land owner’s debt service obligations on its (i) current first mortgage financing of a $55.0 million, a 10 year fixed rate loan accruing interest at 6.50% per annum (interest only payable for five years) and (ii) interest only payments on its $15.0 million mezzanine loan. At closing, the LLC also owned an option to purchase 50% of the land and improvements of the Holiday Inn Express. The option is exercisable any time after October 31, 2011.

The purchase price for the membership interests in the LLC was approximately $7.8 million which was paid in the form of the issuance of 694,766 limited partnership units of HHLP valued at $11.15 per unit. The per unit value of the limited partnership units was determined by utilizing the five day volume weighted average closing price of Hersha’s Priority Class A Common Stock for the five trading days beginning on January 25, 2007 and ending on January 31, 2007. Hersha had previously funded a $15.0 million mezzanine development loan to the developer of the Holiday Inn Express, Brisam Management LLC (“Brisam”), at an annual interest rate of 10.0%, and this mezzanine loan remains in place after the completion of this transaction.

The members of the LLC selling their interests are Shree Associates (“Shree”), Kunj Associates (“Kunj”), Shanti III Associates (“Shanti”), Devi Associates (“Devi”), Trust FBO Neil H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Neil”), Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Jay”) and David L. Desfor (“Desfor” and collectively with Shree, Kunj, Shanti, Devi, FBO Neil, FBO Jay, the “LLC Sellers”).

Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer, is the manager of one of the LLC Sellers, Shree. K.D. Patel, a Trustee of Hersha Hospitality Trust, is the manager of one of the LLC Sellers, Shanti. Jay H. Shah, our Chief Executive Officer, is the beneficiary of and a trustee of one of the LLC Sellers, FBO Jay. Neil H. Shah, our President and Chief Operating Officer, is the beneficiary of and a trustee of one of the LLC Sellers, FBO Neil. David L. Desfor is the Treasurer of Hersha. Kiran P. Patel, our corporate secretary, is the manager of one of the LLC Sellers, Kunj. Bharat C. Mehta, a Director of Hersha Hospitality Management LP (“HHMLP”), is the general partner of one of the LLC Sellers, Devi. Each of Hasu P. Shah, Jay H. Shah, Neil H. Shah, K.D. Patel, Kiran P. Patel and David Desfor also own interests in HHMLP. Each of these trustees and executive officers, respectively, received a portion of the proceeds of the transaction. As a related party transaction, the transaction was approved by all of our independent trustees.

A copy of the Contribution Agreement related to this transaction was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by Hersha on January 23, 2007.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To the extent required by this item, additional financial statements will be filed as part of an amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

To the extent required by this item, additional financial statements will be filed as part of an amendment to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit 10.1	Amended and Restated Purchase and Sale Agreement, dated as of February 1, 2007, between BCM, LLC, HPS Seaport LLC and SEAPORT HOSPITALITY LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 7, 2007	By:	/s/	Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer